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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the use of our report dated July 3, 2001, relating to the financial statements of Autoexotica International, Ltd. and to all references to our Firm included in or made a part of this Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.

                                        Donahue, Gironda & Doria

Bayonne, New Jersey
May 13, 2002